                               WARRANT CERTIFICATE


THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.



No. W-____                                                   _____________, 1998

             Certificate for _______ Common Stock Purchase Warrants

                 EXERCISABLE COMMENCING ON THE DATE OF ISSUANCE
                    HEREOF AND ENDING ON THE EXPIRATION DATE


         THIS CERTIFIES that ________________________ or his or its registered transferees or assigns is the registered holder (the "Warrantholder") of the number of Common Stock Purchase Warrants ("Warrants") set forth above, each of which represents the right to purchase one share ("Share") of common stock, no par value per share ("Common Stock"), of Telenetics Corporation, a California corporation (the "Company"), at the exercise price determined as provided hereinafter (such exercise price per share as adjusted from time to time is referred to herein as the "Exercise Price"), at any time prior to the Expiration Date (as hereinafter defined), by surrendering this Warrant Certificate (the "Warrant Certificate"), with the form of Election to Purchase set forth hereon duly executed with signatures guaranteed by a member firm of a national securities exchange, a commercial bank or a trust company located in the United States of America, or a member of the National Association of Securities Dealers, Inc., at the Company's principal executive office ("Office"), and by paying in full the Exercise Price, plus transfer taxes, if any, in the manner set forth in Section 4(b).

         1.       REGISTRATION.

                  (a) This Warrant Certificate shall be numbered and registered in the name of the record holder to whom it is distributed, as provided by the Company; and the Company shall maintain a list showing the name, address and number of Warrants held by each of the Warrantholders of record.

                  (b) The Company may deem and treat the Warrantholder of record as the absolute owner of the Warrant Certificate (notwithstanding any notation of ownership or other writing thereon made by anyone) for the purpose of any exercise thereof and any distribution to the holder thereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         2.       REGISTRATION OF TRANSFERS AND EXCHANGES.

                  (a) The Company shall register the transfer of this Warrant Certificate upon the records to be maintained by it for that purpose, upon surrender of this Warrant Certificate accompanied (if so required by the Company) by (i) a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered holder(s) thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, and (ii) an opinion of counsel, reasonably satisfactory to the Company, that such transfer is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). Upon any such registration or transfer, a new Warrant Certificate shall be issued to the transferee, and the surrendered Warrant Certificate shall be cancelled by the Company.

                  (b) Warrant Certificates may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor entitling the holder thereof to purchase a like aggregate number of Shares as the Warrant Certificate(s) surrendered then entitle such holder to purchase. Any holder of a Warrant desiring to exchange Warrant Certificates shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate(s) evidencing the Warrant or Warrants to be so exchanged. Thereupon, the Company shall countersign and deliver to the person entitled thereto a new Warrant Certificate or Certificates, as the case may be, as so requested. Warrant Certificates surrendered for exchange, transfer or exercise shall be cancelled by the Company.

         3. MUTILATED OR MISSING WARRANT CERTIFICATES. If this Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and an indemnity or bond, if requested, satisfactory to the Company. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         4.       DURATION AND EXERCISE OF WARRANTS.

                  (a) The Warrants represented by this Warrant Certificate shall expire at 5:00 p.m., Lake Forest, California time, on September 30, 2000.

                  (b) Subject to the provisions of this Warrant Certificate and prior to the close of business on the Expiration Date, the Warrantholder shall have the right to purchase from the Company the number of Shares specified above at the per Share Exercise Price determined in accordance with Section 5. In order to exercise such right, the Warrantholder shall surrender this Warrant Certificate(s) evidencing such Warrants to the Company at the Office with the form of Election to Purchase set forth hereon duly completed and signed, and shall tender payment in full of the Exercise Price to the Company for the Company's account, together with such taxes as are specified in Section 10, for each Share with respect to which such Warrants are being exercised. Such Exercise Price and taxes shall be paid in full by cash, certified check, bank cashier's check or money order, payable in United States currency to the order of the Company. The Warrantholder shall, as a condition to exercise of the Warrants, deliver a duly executed certificate substantially in the form of EXHIBIT A hereto.

                  (c) The Warrants evidenced by this Warrant Certificate shall be exercisable only in multiples of one (1) Warrant. In the event that less than all of the Warrants evidenced by this Warrant Certificate are exercised at any time prior to the close of business on the Expiration Date, one or more new Warrant Certificate(s) shall be issued to the Warrantholder, or his duly authorized assigns, by the Company for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered.

         5. EXERCISE PRICE. Subject to adjustment pursuant to Section 7 hereof, the price per share at which Shares shall be purchasable upon exercise of Warrants ("Exercise Price") shall be $.20.

         6.       ISSUANCE OF SHARE CERTIFICATES.

                  (a) Upon surrender of this Warrant Certificate, payment of the Exercise Price and the delivery of a certificate in the form of EXHIBIT A hereto, the Company shall issue certificates representing Shares (the "Share Certificates") in the name of the tendering Warrantholder and deliver the Share Certificates to the tendering Warrantholder or his designee.

                  (b) The Share Certificate shall bear a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

         7. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES PURCHASABLE PER NUMBER OF WARRANTS. The Exercise Price and the number of Shares purchasable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events specified in this Section 7.

                  (a) ADJUSTMENTS OF EXERCISE PRICE FOR STOCK DIVIDENDS AND FOR COMBINATIONS OR SUBDIVISIONS OF COMMON STOCK. If the Company shall at any time after the date of this Warrant Certificate (i) declare any dividend or make any other distribution on shares of Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any equity securities (the "New Shares") in a reclassification of the shares of Common Stock, the Exercise Price in effect at the record date for such distribution or at the effective date of such subdivision, combination or reclassification, and/or the number or kind of equity securities issuable on such date, shall be proportionately adjusted upward or downward, as the case may be, so that the holder of any Warrant exercised after such time shall be entitled to receive the aggregate number and kind of Shares or New Shares, as applicable, that, if such Warrant had been exercised immediately prior to such date, he would have owned upon such exercise and have been entitled to receive by virtue of such distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b) ADJUSTMENTS OF EXERCISE PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. If the Company shall sell or issue any shares of Common Stock (including deemed issuances of additional shares of Common Stock as described in subsection (c) below) without consideration or for a consideration per Share less than the Exercise Price in effect immediately prior to the time of such issuance or sale, then in each such case the Exercise Price shall be reduced, concurrently with such issuance or sale, to a price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be (i) an amount equal to the sum of (A) the number of Shares outstanding immediately prior to such sale or issuance plus
(B) the number of Shares which the aggregate consideration received by the Company for such sale or issuance would purchase at such Exercise Price per Share in effect immediately prior to such sale or issuance, and the denominator of which shall be (ii) the total number of Shares outstanding immediately after such sale and issuance; PROVIDED, HOWEVER, that no adjustment of the Exercise Price shall be made with respect to additional Shares which are distributed to the holders of Shares as a distribution or subdivision for which an adjustment is provided under Section 7(a) above. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issuance or sale shall be calculated on a fully diluted basis, as if all Warrants and all of the Company's outstanding evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to the Warrants, or other evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock, or outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the respective exercise or conversion prices resulting from the issuance of shares of Common Stock causing such adjustment.

                           In any determination of an adjusted Exercise Price,
(i) in the case of the issuance of Shares for cash, the consideration received by the Company therefor shall be deemed to be the aggregate amount of cash received by the Company for such Shares, excluding amounts paid or payable for accrued interest or accrued dividends and all costs, expenses, fees and commissions borne by the Company incidental to the issue or sale thereof, and
(ii) in the case of the issuance of Shares for consideration other than cash, the fair value of the consideration received shall be determined in good faith by the Company's Board of Directors (the "Board").

                  (c) DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. In case of the issuance by the Company of any security that is convertible into Shares or of any rights, options (other than options issued by the Company to officers, directors and/or employees of the Company pursuant to the terms of any stock option plan adopted by the Company's Board of Directors) or warrants to purchase Shares, (i) the Company shall be deemed, for purposes of the Exercise Price adjustment set forth in the first sentence of subsection (b) of this Section 7, to have issued the maximum number of Shares deliverable upon the exercise of such conversion privileges or rights, options or warrants, and (ii) the consideration therefor shall be deemed to be the consideration received by the Company for such convertible securities or for such rights, options or warrants as the case may be, excluding amounts paid or payable for costs, expenses, fees and commissions borne by the Company incidental to the issue and sale thereof, plus: (A) in the case of convertible securities, any consideration or adjustment payment to be received by the Company in connection with such conversion, or (B) in the case of such rights, options or warrants, the minimum price at which Shares are to be delivered upon the exercise of such rights, options or warrants. No further adjustment of the Exercise Price shall be made as a result of the actual issuance of the Shares referred to in this Section 7(c). On the expiration of such rights, options or warrants, or the termination of such privilege to convert, the Exercise Price and/or the number of Shares purchasable upon exercise of the Warrants shall be readjusted to such Exercise Price and/or such number of Shares as would have pertained had the adjustments made upon the issuance of such rights, options, warrants or convertible securities been made upon the basis of the issuance of only the number of Shares actually delivered upon the exercise of such rights, options or warrants, or upon the conversion of such securities.

                  (d) WHEN ADJUSTMENT NOT REQUIRED. No adjustment in the Exercise Price shall be required (i) in connection with the issuance of Shares upon exercise of any of the Warrants; and (ii) unless such adjustment would require an increase or decrease of at least one percent in the Exercise Price; PROVIDED, HOWEVER, that any adjustments that by reason of clause (ii) of this
Section 7(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7 shall be made to the nearest tenths of a cent or one hundredths of a share, as the case may be; PROVIDED, HOWEVER, that no fractional Share will be issued.

                  (e) ADJUSTMENT FOR NEW SHARES. If at any time, as a result of an adjustment made pursuant to Section 7(a) , the holder of any Warrant thereafter exercised shall become entitled to receive any New Shares, thereafter the Exercise Price and/or number of such New Shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in Section 7(a), and the provisions of Sections 6, 7(d),
(f), (g), (h) and (i), 8, 9, 10, and 11 with respect to the Shares shall apply on like terms to any such New Shares.

                  (f) ELECTION TO DEFER ISSUANCE. In any case in which this
Section 7 shall require that any adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Warrant exercised on or after such record date the Shares or New Shares, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such Shares or New Shares upon the occurrence of the event requiring such adjustment.

                  (g) ADJUSTMENT TO SHARES PURCHASABLE. Unless the Company shall have exercised its election as provided in Section 7(h), upon each adjustment of the Exercise Price as a result of the calculations made in Sections 7(a), (b) or
(c), each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Shares obtained by (A) multiplying (i) the number of Shares purchasable upon exercise of a Warrant immediately prior to such adjustment of the Exercise Price by (ii) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (B) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

                  (h) ADJUSTMENT TO NUMBER OF WARRANTS. The Company may elect, on or after the date of any adjustment of the Exercise Price, to adjust the number of Warrants in substitution for an adjustment in the number of Shares purchasable upon the exercise of a Warrant as provided in Section 7(g).

                  (i) ADJUSTMENTS FOR REORGANIZATION, CONSOLIDATION, ETC. In case of any capital reorganization of the Company, or in case of the consolidation or merger of the Company with any other corporation (other than a consolidation or merger in which the Company is the surviving corporation), or in case of any sale or conveyance of the properties, assets or business of the Company as, or substantially as, an entirety to any other legal entity, each Warrant shall thereafter be exercisable upon the terms and conditions specified in this Warrant Certificate, for the number of shares of common stock or other securities or property receivable upon such capital reorganization, consolidation, merger, or sale, as the case may be, by a holder of the number of Shares purchasable upon exercise of such Warrant immediately prior to such capital reorganization, consolidation, merger, or sale, as the case may be, and in any such case, if necessary, the provisions set forth in this Section 7 with respect to the rights and interests thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any such shares or other securities or property thereafter deliverable on the exercise of the Warrants. The Company shall not effect any such consolidation, merger, or sale, unless prior to or simultaneously with the consummation thereof the successor resulting from such consolidation or merger or the legal entity purchasing such assets shall assume the obligation to deliver to the holder of each Warrant such shares, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations under this Warrant Certificate.

         8.       FRACTIONAL WARRANTS AND FRACTIONAL SHARES.

                  (a) The Company shall not issue fractions of Warrants on any distribution of Warrants to Warrantholders or distribute Warrant Certificates that evidence fractional Warrants. All fractions of Warrants to which a Warrantholder would otherwise be entitled shall be aggregated, and in lieu of such remaining fractional Warrant there shall be paid to the Warrantholder with regard to which such fractional Warrant would otherwise be issuable, an amount in cash equal to the same fraction of the fair value of a full Warrant, as determined in good faith by the Board.

                  (b) The Company shall not be required to issue fractions of Shares upon exercise of the Warrants or to distribute certificates that evidence fractional Shares. All fractions of Shares to which a Warrantholder would otherwise be entitled shall be aggregated, and in lieu of such remaining fractional Share, there shall be paid to the Warrantholder at the time such Warrant Certificates are exercised as herein provided an amount in cash equal to the same fraction of the fair market value of a Share as determined in good faith by the Board.

         9. RESERVATION AND ISSUANCE OF SHARES. The Company represents and warrants that (a) there have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and (b) there are no restrictions in the Company's articles of incorporation or bylaws that prevent the Company from issuing shares of Common Stock for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Warrants, through the close of business on the Expiration Date. The Company covenants and agrees that it will not amend its articles of incorporation or bylaws in any manner, or take any other action, that could adversely affect the Company's ability to issue Shares on exercise of the Warrants pursuant to the terms of this Warrant Certificate.

                  The Company represents and warrants that all Shares issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Warrant Certificate, (a) be legally issued and free from all taxes, liens, charges, encumbrances and security interests created by the Company with respect to the issuance thereof and (b) be duly and validly issued, fully paid and nonassessable Common Stock as to which no holder shall have any liability other than the Warrantholder's payment of the Exercise Price.

         10. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the initial issuance of Shares issuable upon the exercise of Warrants; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer involved in the issuance of any Warrant Certificates or any Share Certificates in a name other than that of the Warrantholder of record, and the Company shall not be required to issue or deliver such Share Certificates unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         11.      NOTICES TO WARRANTHOLDERS.

                  (a) Upon any adjustment to the number of Shares issuable pursuant to exercise of a Warrant or the Exercise Price pursuant to Section 7, the Company within fifteen (15) calendar days thereafter shall cause to be given to the Warrantholder, at his address appearing on the Warrant register, written notice of such adjustments in accordance with Section 12 hereof. Where appropriate such notice may be given in advance and included as part of the notice required to be mailed under the other provisions of this Section 11.

                  (b)      If:

                           (i) the Company shall offer to the holders of its
Shares any additional shares of Common Stock or any securities convertible into shares of Common Stock or any rights or warrants to subscribe for or purchase additional Shares or any other subscription rights or warrants;

                           (ii) the Company shall declare any dividend payable
in any securities upon its shares of Common Stock or make any distribution (other than cash dividends and distributions payable out of consolidated earnings) to the holders of its Shares;

                           (iii) the Company shall be a party to any
consolidation or merger for which approval of any shareholder of the Company is required, shall convey or transfer all or substantially all of its properties, assets, or business, or shall engage in any reorganization or recapitalization;

                           (iv) the Company shall be subject to voluntary or
involuntary dissolution, liquidation or winding up; or

                           (v) the Company shall propose to take any other
action that would require an adjustment of the Exercise Price pursuant to
Section 7;

the Company shall cause to be given to the Warrantholder at its or his address appearing on the Warrant register, at least fifteen (15) calendar days prior to the applicable record date hereinafter specified, a written notice in accordance with Section 12 stating (A) the date as of which the holders of record of Shares to be entitled to receive any such rights, warrants or distribution are to be determined or (B) the date on which any such consolidation or merger, conveyance, transfer, reorganization or recapitalization, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of the Shares shall be entitled to exchange such Shares for securities or other property that may be deliverable upon such consolidation or merger, conveyance, transfer, reorganization or recapitalization, dissolution, liquidation or winding up. The failure to give the notice required by this Section 11(b) or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, conveyance, transfer, reorganization, dissolution, liquidation or winding up or the vote upon any action.

                  (c) If the Company shall effect any of the events described in Sections 4(b) or (c) prior to the date contained in Section 4(a), the Company shall cause to be given to the Warrantholder at its or his address appearing on the Warrant register, at least thirty (30) calendar days prior to the effective date of the events described in Sections 4(b) or (c), a written notice in accordance with Section 12 stating the date on which the events described in Sections 4(b) or (c) is expected to become effective. The failure to give the notice required by this Section 11(c) or any defect therein shall not affect the legality or validity of any of the events described in Sections 4(b) or (c).

                  (d) Nothing contained in this Warrant Certificate shall be construed as conferring upon the Warrantholder the right to vote or to consent or to receive notice as a shareholder of the Company in respect of any rights or other matter whatsoever as a shareholder of the Company, or any other rights or liabilities as a shareholder of the Company.

         12. NOTICE. Any notice or demand authorized by this Warrant Certificate to be given or made by the Warrantholder to or on the Company shall be sufficiently given or made if personally delivered or sent by first class United States mail, by overnight courier guaranteeing next-day delivery, or by facsimile confirmed by letter, addressed (until another address is given in writing by the Company) to the Office.

                  Any notice pursuant to this Warrant Certificate to be given by the Company to the Warrantholder shall be sufficiently given if personally delivered or sent by first class United States mail, by overnight courier guaranteeing next-day delivery, or by facsimile confirmed by letter, addressed (until another address is filed in writing by the Warrantholder with the Company) to the address specified in the Warrant register maintained by the Company.

         13. SUPPLEMENTS AND AMENDMENTS. The Company may from time to time supplement or amend this Warrant Certificate without the consent or concurrence of the Warrantholder in order to cure any ambiguity, manifest error or other mistake in this Warrant Certificate, or to make provision in regard to any matters or questions arising hereunder that the Company may deem necessary or desirable and that shall not adversely affect, alter or change the interests of the Warrantholder.

         14. WARRANT AGENT. The Company may, by written notice to the Warrantholder, appoint an agent for the purpose of issuing Shares on the exercise of the Warrants, exchanging Warrants, replacing Warrants or any of the foregoing, and thereafter any such issuance, exchange or replacement shall be made at such office by such agent.

         15. SUCCESSORS. All the representations, warranties, agreements, covenants and provisions of this Warrant Certificate by or for the benefit of the Company or the Warrantholder shall bind and inure to the benefit of their respective permitted successors and assigns hereunder.

         16. GOVERNING LAW. This Warrant Certificate shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the internal laws of said State without regard to conflicts of laws principles.

         17. BENEFITS OF THIS WARRANT CERTIFICATE. Nothing in this Warrant Certificate shall be construed to give to any person or entity other than the Company and the Warrantholder any legal or equitable right, remedy or claim under this Warrant Certificate; and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and the Warrantholder.

         18. INVALIDITY OF PROVISIONS. If any provision of this Warrant Certificate is or becomes invalid, illegal or unenforceable in any respect, such provision shall be deemed amended to the extent necessary to cause it to express the intent of the parties to the maximum possible extent and be valid, legal and enforceable. The invalidity or deemed amendment of such provision shall not affect the validity, legality or enforceability of any other provision hereof.

         19. NO IMPAIRMENT. The Company will not, by amendment of its certificate of incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant Certificate and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

         20. SECTION HEADINGS. The section headings contained in this Warrant Certificate are for convenience only and shall be without substantive meaning or content.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary, as of the day and year first above written.

                                          TELENETICS CORPORATION


                                          By:
                                             -----------------------------------
                                                 Michael A. Armani, President
Attest:


By:
    -----------------------------------
        Shala Shashani, Secretary



(Corporate Seal)

                              ELECTION TO PURCHASE
                              --------------------
                  (To be signed only upon exercise of Warrant)

TO:  Telenetics Corporation

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by the Warrant for, and to purchase thereunder, _____________________________ (_____) shares of Common
Stock of Telenetics Corporation and herewith makes payment in cash in the amount of ______________ ______________________________ Dollars ($_______) therefor, and requests that the certificates for such shares be issued in the name of, and delivered to:

                           ___________________________
                           ___________________________
                           ___________________________
                           ___________________________


DATE: ______________
                              --------------------------------------------------
                              (Signature must conform in all respects to name of holder as specified on the face of the Warrant)



                              __________________________________________________

                              __________________________________________________
                              (Address)

                                    EXHIBIT A

                       FORM OF WARRANTHOLDERS CERTIFICATE
                              COMMON STOCK WARRANTS


         THE UNDERSIGNED (hereinafter referred to as "Purchaser") is exercising the Warrants tendered with this Certificate, and in connection with such exercise, makes the following representations and warranties to Telenetics Corporation, a California corporation (the "Company") with the knowledge and intent that the Company shall be entitled to rely thereon in delivering shares of the Company's Common Stock, no par value per share (the "Shares"), to Purchaser upon exercise of the Warrants:

         1. Purchaser is acquiring the Shares for investment for its or his own account, and not with a view to or for sale in connection with any distribution thereof. Purchaser understands that the Shares to be purchased have not been registered pursuant to the Securities Act of 1933, as amended ("Act"), and the offer and sale of the Shares is intended to be exempt from registration under the Act, which exemption depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser's representations as expressed herein.

         2. Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares, and Purchaser is capable of bearing the economic risks of such investment, including the risk of loss of its entire investment in the Shares.

         3. Purchaser acknowledges that the Company has made available to Purchaser or its agents all documents and information relating to an investment in the Shares requested by or on behalf of Purchaser.

         4. Purchaser meets the investor suitability requirements set forth in the Company's Confidential Term Sheet dated August 28, 1998.

         5. All Shares issued on delivery of this Certificate shall bear the legend set forth in Section 6 of the annexed Warrant Certificate.

         Executed as of ___________________, ____.

                                             PURCHASER:




                                             ___________________________________
                                             ___________________________________
                                             ___________________________________
                                             ___________________________________
                                                          Signature


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